EXHIBIT 99.3

August 26, 2004

Board of Directors

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway, Suite A

Marietta, Georgia, 30062

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter, dated June 11, 2004, to the Board of Directors of HealthTronics Surgical Services, Inc. (“HealthTronics”) regarding the proposed merger between HealthTronics and Prime Medical Services, Inc. in HealthTronics’ Amendment No. 2 to the Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”) and to the reference in the Registration Statement to our firm and to our opinion. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder and (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    SUNTRUST CAPITAL MARKETS, INC.

SUNTRUST CAPITAL MARKETS, INC.